UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InfuSystem Holdings, Inc.

11130 Strang Line Rd.

Lenexa, Kansas 66215

  August 1, 2016

Dear InfuSystem Holdings, Inc. Stockholder:

You are cordially invited to attend the 2016 Annual Meeting (the “Annual Meeting”) of the Stockholders of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, September 7, 2016, commencing at 9:00 a.m. Central Time at the Company’s offices at 11130 Strang Line Rd., Lenexa, Kansas 66215. At the Annual Meeting, we will ask our stockholders:

1) to elect six individuals to the Company’s Board of Directors to serve until the Company’s 2017 Annual Meeting (and until their successors are duly elected and qualified);

2) to approve, by advisory vote, the compensation of our named executive officers;

3) to approve an amendment to increase the shares reserved for issuance under the Company’s Employee Stock Purchase Plan;

4) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5) to consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

I am looking forward to meeting with as many of our stockholders as possible. At the Annual Meeting, there will also be a report on our business, and you will have an opportunity to ask questions about the Company.

Whether or not you are able to attend the Annual Meeting, please take the time to vote your shares. As further detailed in these materials, you may vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

Eric Steen Chief Executive Officer InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc.

11130 Strang Line Rd.

Lenexa, Kansas 66215

Notice of Annual Meeting of Stockholders

To Be Held on September 7, 2016

  August 1, 2016

To the Stockholders of InfuSystem Holdings, Inc.:

Notice is hereby given that the 2016 Annual Meeting of the Stockholders (the “Annual Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”) will be held on Wednesday, September 7, 2016, commencing at 9:00 a.m. Central Time at the Company’s offices at 11130 Strang Line Rd., Lenexa, Kansas 66215, for the following purposes:

1) to elect six individuals to the Company’s Board of Directors to serve until the Company’s 2017 Annual Meeting (and until their successors are duly elected and qualified);

2) to approve, by advisory vote, the compensation of our named executive officers;

3) to approve an amendment to increase the shares reserved for issuance under the Company’s Employee Stock Purchase Plan;

4) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5) to consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Only stockholders of record at the close of business on July 21, 2016, will be entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof.

This proxy statement and the accompanying materials are being first sent or given to stockholders on or about the date set forth above.

BY ORDER OF THE BOARD OF DIRECTORS:

Sean W. Schembri Corporate Secretary
InfuSystem Holdings, Inc.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE AVAILABLE TOLL-FREE TELEPHONE NUMBER, OR BY RETURNING THE ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 7, 2016: THE PROXY STATEMENT AND 2015 ANNUAL REPORT ARE AVAILABLE AT http://infusystem.com.

InfuSystem Holdings, Inc.

11130 Strang Line Rd.

Lenexa, Kansas 66215

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Wednesday, September 7, 2016, and at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This proxy statement and the accompanying materials are being first sent or given to stockholders of the Company on or about August 1, 2016.

The close of business on July 21, 2016 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 22,633,972 shares of Common Stock outstanding and entitled to vote.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” or “registered stockholder” of those shares and this proxy statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record, you can vote your shares in person at the Annual Meeting or you can vote by proxy using the Internet at www.investorvote.com/INFU, or by telephone at 1-800-652-VOTE (8683) or by completing and returning the enclosed proxy card by mail.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on September 6, 2016. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

If you hold shares of the Company’s Common Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior Internet or telephonic vote (and prior to 11:59 p.m. Eastern Time on the day prior to the Annual Meeting), (b) mailing a later-dated, properly executed and delivered proxy to our Corporate Secretary prior to the Annual Meeting, or (c) mailing a written revocation to our Corporate Secretary prior to the Annual Meeting. Stockholders of record may also revoke their proxies by attending the Annual Meeting and voting in person. If stockholders of record only attend the Annual Meeting but do not vote, their proxies will not be revoked.

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. If you do not provide instructions to the broker, bank or nominee, that firm will only be able to vote your shares with respect to “routine” matters. Please note that pursuant to applicable broker voting regulations, the only routine matter for the Annual Meeting and the only matter for which brokers, banks and nominees will have the discretion to vote, is Proposal 4 (Ratification of Independent Registered Public Accounting Firm). Your broker, bank or nominee must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors), Proposal 2

(Advisory Vote on Executive Compensation), and Proposal 3 (Increase in Shares Reserved for Issuance under the Company’s Employee Stock Purchase Plan), and without proper instructions from you, the broker, bank or nominee will not have the power to vote on, and will be considered a “broker non-vote” for, such proposal. If you hold shares of the Company’s Common Stock beneficially in street name, you may vote by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form. If you hold shares of the Company’s Common Stock in a stock brokerage account or by a broker, bank or other nominee, you must contact the broker, bank or other nominee and comply with the broker’s procedures if you want to revoke or change the instructions previously given.

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

Each of the six nominees for election to the Board of Directors (Proposal 1) will be elected by a majority of the votes cast for that director. You may vote in favor or withhold your vote with respect to each individual nominee. If an incumbent director is not elected due to a failure to receive a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present, in person or by proxy, and entitled to vote and his or her successor is not otherwise elected and qualified, the director must promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then either accept or reject such resignation. “Votes cast” for a director include votes “for” that director’s election and votes to withhold authority with respect to that director’s election and excludes abstentions and broker non-votes with respect to that director’s election. Abstentions, broker non-votes and failures to vote will have no effect on the outcome of the election of directors.

The proposal to approve, by advisory vote, the compensation paid to our named executive officers (Proposal 2), will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

The proposal to approve an amendment to increase the shares reserved for issuance under our Employee Stock Purchase Plan (Proposal 3) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm (Proposal 4) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. As discussed above, this proposal is a routine matter; therefore, broker non-votes are not expected to occur with respect to this proposal.

UNLESS OTHERWISE SPECIFIED, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE PROXIES WILL BE VOTED AT THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF:

(I)	FOR THE ELECTION OF THE SIX INDIVIDUALS NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2017 ANNUAL MEETING (AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED);

(II)	FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS;

(III)	FOR THE APPROVAL OF AN AMENDMENT TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN; AND

(IV)	FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

COMPUTERSHARE

211 QUALITY CIRCLE, SUITE 210

COLLEGE STATION, TX 77845

Stockholders Call Toll-Free at: (800) 851-9677

For stockholders holding shares through brokers, banks or other nominees, please contact your broker, bank or other nominee for assistance.

PROPOSAL 1—

ELECTION OF DIRECTORS

The six nominees for election to the Board of Directors, if elected, will serve until the 2017 Annual Meeting and until their successors are duly elected and qualified.

Information Regarding Nominees to the Board of Directors

The table set forth below lists the names and ages of each of the six nominees to the Board of Directors and the position and office that each nominee currently holds with the Company, other than Mr. Scott Shuda, who is newly nominated to serve as a director. Each director serves a one-year term, and will hold office until the next annual meeting of shareholders and such director’s successor has been elected and qualified or such director’s earlier death, resignation or removal. Mr. Wayne Yetter was not renominated by the Company’s Board of Directors for election at the Annual Meeting.

Each nominee has consented to serve on the Board of Directors if elected. If any nominee becomes unavailable to serve as a director at the time of the Annual Meeting, which is not expected, the Board of Directors will eliminate the Board position effective at the Annual Meeting or the proxy holders will vote the proxies in their discretion for the nominee designated by the Board of Directors to fill the vacancy unless otherwise instructed by a stockholder.

Name	Age	Position
David Dreyer	59	Director
Gregg Lehman	68	Director, Chairman of the Board
Ryan Morris	32	Director
Scott Shuda	50	Nominee for Director
Eric Steen	59	Director, President & Chief Executive Officer
Joseph Whitters	58	Director

David Dreyer (Director). David Dreyer has been a member of the Company’s Board of Directors since April 2008. Mr. Dreyer has served as Chief Financial Officer of Biolase, Inc., (NASDAQ: BIOL) a global medical device company since March 2015. He served as Chief Financial Officer, Chief Operating Officer and Secretary of Patient Safety Technologies (OTCBB: PSTX), a seller of medical patient safety products, from October 2010 to December 2014, including leading its sale to Stryker, Inc. (NYSE: SYK) for $120 million in March 2014. Previously, Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS) from September 2004 to August 2009, and Treasurer from 2006 to August 2009. During Mr. Dreyer’s tenure, AMN grew to become the leader in healthcare staffing for physicians, travel nurses, and allied travel, doubling its revenue to $1.2 billion in 4 years. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc. (formerly NASDAQ: SCRI), a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Mr. Dreyer led the sale of Sicor, Inc. to Teva Pharmaceutical, Ltd. for $3.4 billion in January 2004. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. Mr. Dreyer, a Certified Public Accountant in California, also serves on the Board of Directors of Diplomat Pharmacy Inc. (NYSE: DPLO) and chairs its Audit and Compensation Committees.

Mr. Dreyer brings to the Company and the Board of Directors almost 30 years of accounting, financial, compliance and operating experience and expertise in the pharmaceutical, healthcare staffing, medical device, diagnostic and hospital administration industries.

Gregg Lehman (Director; Chairman of the Board). Dr. Gregg Lehman has been a member of the Company’s Board of Directors since May 8, 2014. Dr. Lehman is a nationally recognized leader in population health management and has more than 28 years’ experience in the health care industry. Dr. Lehman has served as Chief Executive Officer of EB Employee Solutions, LLC, a healthcare insurance agency and third party administrator, since May 2014. Dr. Lehman was previously President and Chief Executive Officer of MGC Diagnostics Corporation, a leading cardio-respiratory diagnostic company from July 2011 until May 2014. Dr. Lehman served as President and Chief Executive Officer of Health Fitness Corporation, a population health management company based in Minneapolis, MN, from 2007 through 2010. Dr. Lehman has held numerous senior-level executive and governance positions in the medical and education industries including President and Chief Executive Officer of INSPIRIS, Inc., a Nashville-based specialty care medical management company. Dr. Lehman also was President and Chief Executive Officer of Gordian Health Solutions, Inc., a health management company, and President and Chief Executive Officer of the National Business Coalition on Health (NBGH) in Washington, D.C., and as President of Taylor University in Indiana. Dr. Lehman currently serves on the Executive Committee of the Washington, D.C.-based Care Continuum Alliance and has worked with the Health Care Purchasing Institute through Academy Health, the eHealth Initiative, the National Quality Forum, the National Patient Safety Foundation, and other purchasing/quality organizations that promote value-based purchasing and market-based reform. Dr. Lehman has a Doctorate and a Master of Science degree in higher education administration, with a minor in finance and economics from Purdue University and a Bachelor of Science in business management and marketing from Indiana University.

Dr. Lehman brings almost 40 years of experience in senior management positions with healthcare corporations and the management expertise and leadership abilities developed during his service in senior executive roles.

Ryan Morris (Director). Ryan Morris has been a member of the Company’s Board of Directors since April 24, 2012. Mr. Morris is the Managing Member of Meson Capital Partners LLC (“Meson LLC”), a San Francisco-based investment manager, which he founded in February 2009. Mr. Morris served as Executive Chairman and was Chairman of the Board of Directors of the Company from May 2014 through May 2015. Mr. Morris currently serves as Chairman of Sevcon, Inc. (NYSE MKT: SEV) and has been on the Board of Directors since December 2013. He has served on the Board of Directors of Trans-Lux Corporation (TNLX) since April 2016 and previously served on the Board of Directors of Lucas Energy (NYSE MKT: LEI) from October 2012 to October 2014 and served as Chairman of the Board from December 2012 to November 2013. From June 2011 through July 2012, Mr. Morris served as a member of the Equity Committee responsible for maximizing value to the stockholders of the former HearUSA, Inc. Prior to founding Meson LLC, in July 2008, he co-founded VideoNote LLC, a small and profitable educational software company with customers including Cornell University and The World Bank. Mr. Morris has a Bachelor of Science and Masters of Engineering degree in Operations Research & Information Engineering from Cornell University, and holds the Chartered Financial Analyst designation.

Mr. Morris brings extensive investment experience as both a founder of an operating company and an investment partnership, and as an active investor in smaller reporting companies.

Scott A. Shuda. Mr. Shuda is a new nominee to the Company’s Board of Directors and has been nominated to replace Mr. Wayne Yetter, who was not renominated to stand for reelection at the Annual Meeting. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP and BlueLine Partners, LLC, investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda has served as a director of Iridex Corporation, a global leader in ophthalmic laser systems, since 2012 and is currently chairman of Iridex’s Compensation Committee and a member of the Nominating and Governance Committee. Mr. Shuda served as a director and Audit Committee member of MGC Diagnostics Corporation (formerly Angeion Corporation), a global respiratory diagnostics company from 2010 to 2011. Prior to co-founding BlueLine Partners in April 2004, Mr. Shuda was General Counsel to Vicinity Corporation, an internet search company that went public in 2000 and was acquired by Microsoft in 2002. Prior to his employment with Vicinity, Mr. Shuda practiced law in California and New York, most recently in the Silicon Valley office of Latham & Watkins LLP. Mr. Shuda holds both J.D. and M.B.A. degrees from Georgetown University.

Mr. Shuda has extensive experience with the medical devices industry. He brings more than 20 years of professional experience in law, technology and entrepreneurial endeavors in the industry, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda’s background as a corporate finance attorney, general counsel of a public company, and managing director of a private investment fund focusing on healthcare companies provides the Company with a strong perspective on the capital markets, a deep understanding of the challenges facing small public companies, and importantly, the perspective of our largest stockholder.

Mr. Shuda serves as the Managing Director of TSV Investment Partners, LLC (“TSV”), which is the sole general partner of Meridian OHC Partners, LP (“Meridian”), the Company’s largest stockholder. Accordingly, Mr. Shuda holds voting and dispositive power over the Common Stock held by Meridian. According to Schedule 13D (the “Meridian 13D”) filed on February 12, 2016 by Meridian, Meridian TSV II, LP (“Meridian TSV”), TSV, BlueLine Capital Partners II, LP (“Blue Line Capital”) and Blue Line Partners, LLC (“Blue Line”), Mr. Shuda disclaims beneficial ownership for purposes of Rule 13d-3 with respect to the Common Stock held by Meridian.

Eric K. Steen (Director; President and Chief Executive Officer). Eric Steen has been a member of the Company’s Board of Directors since April 1, 2013. Mr. Steen has served as Chief Executive Officer and President of the Company since April 1, 2013. Prior to his service as Chief Executive Officer and President of the Company, Mr. Steen served as the principal of Eric K. Steen & Associates, a consulting business providing services to medical device and pharmaceutical companies, from February 2012 to March 2013. Prior to forming Eric K. Steen & Associates, Mr. Steen was President of Central Admixture Pharmacy Services, where he turned a start-up company into a successful $150 million pharmacy services organization with 25 locations. Mr. Steen was employed at Central Admixture Pharmacy Services from 1992 to 2012, and served as President starting in 1997. Mr. Steen concurrently served as the Chief Marketing Officer of B. Braun Medical Inc., a $1.5 billion organization offering infusion therapy and pain management products and services. Mr. Steen was employed at B. Braun Medical Inc. from 1997 to 2012. Mr. Steen began his career in sales and operations management at American Hospital Supply Corp., where he was employed from 1978 to 1983, and at Baxter Healthcare (NYSE: BAX), where he was employed from 1983 to 1992. Mr. Steen earned a Master of Business Administration degree from Arizona State University and a Bachelor of Science Degree in Business Administration from San Diego State University.

Mr. Steen has considerable leadership experience in sales, marketing, business development, operations and finance, including in the medical device and pharmaceutical industries.

Joseph Whitters (Director). Joseph Whitters has been a member of the Company’s Board of Directors since April 24, 2012. Mr. Whitters has been an Advisor to Frazier Health Care, a venture capital and private equity firm, since 2005. From 1986 to January 2005, Mr. Whitters was employed in various capacities with First Health Group Corp. (formerly NASDAQ: FHCC), a nearly $2 billion market capitalization managed healthcare company serving the group health, workers compensation, and state agency markets, including as Chief Financial Officer and Executive Vice President. Prior to joining First Health in 1986, he served as Controller for United HealthCare Corp. In January 2013, he joined the board of directors of PRGX Global, Inc., a business service enterprise, where he also serves on the Compensation Committee and Audit Committee. In 2016, Mr. Whitters joined the board of directors of Air Methods Corporation, an air medical transportation company. Previously, he served on the boards of directors and the audit committees of various public companies including Omnicell (NASDAQ: OMCL), Mentor Corporation (formerly NYSE: MNT), Solexa (formerly NASDAQ: SLXA), and Luminent Mortgage (formerly NYSE: LUM). Mr. Whitters has also been an advisor or board member with several private companies. Mr. Whitters began his career in public accounting with Peat Marwick and has a Bachelor’s of Arts in accounting degree from Luther College in Iowa. Mr. Whitters is a certified public accountant.

Mr. Whitters brings almost 20 years of experience in senior financial management positions with healthcare corporations, extensive public company board experience, and the financial expertise and leadership abilities developed during his service in a senior finance role at a large, national health benefits company.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE MKT. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Messrs. Dreyer, Lehman, Whitters, Shuda and Yetter have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of NYSE MKT’s director independence standards and Audit Committee independence standards, as currently in effect, and the additional Audit Committee independence standards in Rule 10A-3 of the Exchange Act.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO ELECT DAVID DREYER, GREGG LEHMAN, RYAN MORRIS, SCOTT SHUDA, ERIC STEEN AND JOSEPH WHITTERS AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2017 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of fourteen meetings during the fiscal year ended December 31, 2015. Each director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served. In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic and other communications with each other and the executive officers. At each of the meetings of the Board of Directors held during fiscal year ended December 31, 2015, the independent directors had the opportunity to hold an executive session.

The Board has no policy regarding director attendance at annual meetings of stockholders, although each member of the Board attended the 2015 Annual Meeting.

The Board of Directors has established three standing committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which is comprised entirely of Independent Directors and reports to the Board of Directors. From time to time during the assessment of certain strategic opportunities, the Board may establish a Special Committee comprised wholly of Independent Directors.

The Board of Directors’ leadership structure has varied over time depending on the demands of the business and the circumstances affecting the Company. Currently, we have separate individuals serving as the principal executive officer and chairman of the board of the Company. The Board of Directors has utilized, and intends to continue to utilize, flexibility to establish the most appropriate leadership structure at any given time.

Audit Committee

The Audit Committee is composed entirely of Independent Directors. The following individuals are the current members of the Audit Committee: Messrs. Whitters, Dreyer and Yetter, and Mr. Whitters serves as Chairman of the Audit Committee. The Board of Directors has affirmatively determined that the members of the Audit Committee are “independent,” as defined in the NYSE MKT listing standards and applicable SEC rules. The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and adequacy of the Company’s accounting and control systems. The Audit Committee held four meetings during the fiscal year ended December 31, 2015.

The Board of Directors has determined that each of Messrs. Dreyer and Whitters qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) is composed entirely of Independent Directors. The following individuals are current members of the Nominating Committee: Gregg Lehman, David Dreyer and Joseph Whitters. Dr. Lehman serves as Chairman of the Nominating Committee. The Nominating Committee held three meetings during the fiscal year ended December 31, 2015. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Nominating Committee identifies individuals for nomination to the Board of Directors by the full Board of Directors. The Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this proxy statement entitled “Stockholder Proposals for the 2017 Annual Meeting.” All proposals for nomination received by the Corporate Secretary will be presented to the Nominating Committee for consideration.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement. Members of the Nominating Committee had several meetings and conversations with each of the director nominees.

Compensation Committee

The Compensation Committee is composed entirely of Independent Directors. The following individuals are current members of the Compensation Committee: Gregg Lehman, David Dreyer, Wayne Yetter, and Mr.Yetter

serves as Chairman of the Compensation Committee. The Board of Directors has affirmatively determined that the members of the Compensation Committee are “independent” as defined in the NYSE MKT listing standards. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the InfuSystem Holdings, Inc. (i) Equity Plan, and (ii) Employee Stock Purchase Plan. The Compensation Committee held five meetings during the fiscal year ended December 31, 2015. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance, with input from the Board of Directors and the Chief Executive Officer (for executive officers other than the Chief Executive Officer), in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of the Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the addressee.

Code of Conduct and Business Ethics

The Company also has a Code of Business Conduct and Ethics Policy applicable to the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and other financial professionals. The Code of Business Conduct and Ethics Policy is available on the “Governance” page of our website at www.infusystem.com. Only the Board of Directors can amend or grant waivers from the provisions of the Company’s Code of Ethics, and any such amendments or waivers will be posted promptly at www.infusystem.com. To date, no such amendments have been made or waivers granted.

The Board of Directors’ Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews the Company’s enterprise risk management and receives regular updates on risk exposures via the Audit Committee and senior management.

While the Board as a whole has responsibility for risk oversight, including Chief Executive Officer succession planning, the committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors who served for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
David Dreyer (1)	$69,833	29,859	$99,692
Gregg Lehman (1)	$88,411	71,662	$160,073
Ryan Morris (1)	$80,890	29,859	$110,749
Joseph Whitters (1)	$68,485	29,859	$98,344
Wayne Yetter (1)	$72,152	29,859	$102,011

Total	$379,771	$191,098	$570,869

(1)	As part of their 2015 compensation package, each non-employee director, with the exception of Dr. Lehman who received options to purchase 60,000 shares of the Company’s Common Stock as Chairman, received options to purchase 25,000 shares of the Company’s Common Stock. Further, the options were granted on the date of the annual meeting of stockholders on May 13, 2015, and such options were granted pursuant to the 2014 Equity Plan with an exercise price equal to 110% of the trailing average closing price of the Company’s Common Stock for the five trading days prior to and including the date of grant. Such options vest monthly over a period of one year and immediately upon a change in control. In accordance with the SEC’s disclosure rules, included in the “Option Awards” columns are the aggregate grant date fair values of stock option awards made during the fiscal year computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when directors have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 10 of the Notes to the Consolidated Financial Statements in the Original 10-K Filing. As of December 31, 2015, Messrs. Dreyer, Whitters and Yetter each had 50,000 aggregate outstanding stock options. Mr. Dreyer exercised 25,000 options on May 29, 2015, and 12,063 shares of Common Stock were withheld by the Company in satisfaction of the exercise price. Mr. Dreyer was responsible for all tax withholdings. His remaining 50,000 options (of which 39,583 options were exercisable at December 31, 2015) expire in equal installments of 25,000 on May 8, 2017 and 25,000 on May 12, 2020. Mr. Whitters exercised 25,000 options on August 17, 2015 and no shares of Common Stock were withheld by the Company in satisfaction of the exercise price. Mr. Whitters was responsible for all tax withholdings. His remaining 50,000 options (of which 39,583 options were exercisable at December 31, 2015) expire in equal installments of 25,000 on May 8, 2017 and 25,000 on May 12, 2020. Mr. Yetter exercised 25,000 options on August 25, 2015, and 16,881 shares of Common Stock were withheld by the Company in satisfaction of the exercise price and income tax withholdings. His remaining 50,000 options (of which 39,583 options were exercisable at December 31, 2015) expire in equal installments of 25,000 on May 8, 2017 and 25,000 on May 12, 2020. As of December 31, 2015, Mr. Morris had 85,000 aggregate outstanding stock options (of which 74,583 options were exercisable) that expire in equal installments of 60,000 on May 8, 2017 and 25,000 on May 12, 2020. As of December 31, 2015, Mr. Lehman had 110,000 aggregate outstanding stock options (of which 85,000 options were exercisable) that expire in equal installments of 50,000 on May 8, 2017 and 60,000 on May 12, 2020.

Current Independent Director Compensation

The following is a description of the cash compensation for the Company’s Directors. Each of the Directors will receive the following annual cash compensation arrangements:

•	$50,000 for each non-executive Independent Director on the Board;

•	$100,000 for the Chairman;

•	$15,000 for the Chair of the Audit Committee and $10,000 for each Audit Committee member;

•	$10,000 for the Chair of the Compensation Committee and $6,667 for each Compensation Committee member; and

•	$5,000 for the Chair of the Nominating and Governance Committee and $3,334 for each Nominating and Governance Committee member.

Board and Committee compensation are paid quarterly, on calendar quarters.

The following is a description of the stock compensation for the Company’s Directors. Each of the Directors will receive the following annual stock compensation arrangements:

•	Options for 25,000 shares of the Company’s Common Stock for each Independent Director; and

•	Options for 60,000 shares of the Company’s Common Stock for the Chairman.

Any such grant of options to Directors would be contingent upon sufficient share capacity under the Company’s Equity Plan. Further, such options would be granted on the date of the Company’s Annual Meeting of Stockholders, with an exercise price equal to 110% of the trailing average closing price of the Company’s Common Stock for the five trading days prior to and including the date of grant. Such options would vest monthly over a period of one year and immediately upon a change in control, as defined under the Company’s Equity Plan.

PROPOSAL 2—

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A to the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Such a “say-on-pay” vote gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote FOR approval of the advisory resolution in this Proposal 2 because it believes that the Company’s executive compensation policies and practices are effective in incentivizing our named executive officers to achieve the Company’s goals of growth and sustained financial and operating performance, aligning executives’ interests with those of the stockholders, and attracting, retaining, motivating and rewarding highly talented executives. Please refer to “Executive Officers” and “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs and information about the fiscal year 2015 and current compensation of our named executive officers.

The vote on this Proposal 2 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis, and the next such vote will occur at the 2017 Annual Stockholders Meeting.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 —

APPROVAL OF AN AMENDMENT TO INCREASE THE SHARES RESERVED FOR ISSUANCE

UNDER THE EMPLOYEE STOCK PURCHASE PLAN

The Company’s Employee Stock Purchase Plan (“ESPP”) is a benefit we make broadly available to our employees and employees of our Participating Subsidiaries that allows them to purchase shares of Company Common Stock (the “Shares”) at a discount. The ESPP helps the Company attract, motivate and retain employees and promotes employee stock ownership, which aligns employees’ interests with those of our stockholders.

The Company’s Board of Directors has approved, subject to stockholder approval, an amendment to the ESPP to increase the Shares reserved for issuance under the ESPP by 350,000, from 200,000 to 550,000 Shares, representing approximately an additional 2.3% of our outstanding Common Stock as of June 30, 2016.

There are currently approximately 47,335 remaining Shares available for issuance under the ESPP after three semi-annual Offering Periods (as defined below), in which approximately 50,000 Shares were purchased in connection with each such Offering Period. In order to continue to offer this benefit to employees over the next few years, the number of shares reserved for issuance must be increased before the Shares currently available are issued and the ESPP is depleted of available shares. We believe the increased number of shares will be sufficient for the next two fiscal years. If the amendment is not approved by stockholders, the Company will no longer be able to offer this benefit to employees following the next Offering Period. Accordingly, we are asking for our stockholders to approve this amendment.

Text of Proposed Amendment to the ESPP:

Section 4.1 shall be deleted in its entirety and replaced with the following:

“Section 4.1 Shares Available. Subject to adjustment as provided in Section 4.2, the number of Shares which may be sold under the Plan shall not exceed 550,000 Shares. The Committee may specify the number of Shares to be offered in an Offering. In the event that any Shares offered in an Offering are not purchased, such unpurchased Shares may again be sold under the Plan.”

Background and Description of the ESPP:

The ESPP was adopted by the Board of Directors on April 4, 2014 and approved by stockholders on May 8, 2014. The ESPP qualifies as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code (the “Code”) and provides eligible employees with an opportunity to purchase shares of the Company’s Common Stock through voluntary payroll deductions.

The principal provisions of the ESPP are summarized below. This summary is not a complete description of all of the ESPP’s provisions, and is qualified in its entirety by reference to the ESPP which is attached as Exhibit A to this proxy statement. Capitalized terms used in the summary below that are not defined in this proxy statement have the meanings set forth in the ESPP.

Purpose

The ESPP provides eligible employees of the Company and its Participating Subsidiaries with an opportunity to acquire Shares through Offerings which run from October 1st to the following March 31st and from April 1st to the following September 30th of each year (each an “Offering Period”). If the first day of any Offering Period is not a business day, the Offering Period will start on the next succeeding business day, which will reduce the Offering Period by the number of days delayed. Similarly, if the last day of the Offering Period is not a business day, the Offering Period will end on the most recent preceding business day.

Shares

Shares offered under the ESPP are the Company’s Common Stock. The maximum number of Shares that may be sold under the ESPP is currently 200,000 Shares. The approval by the stockholders and resulting adoption of this proposal would increase the total Shares available to 550,000. Any Shares that are not purchased during an Offering Period may again be sold under the ESPP.

Administration

The ESPP is administered by the Compensation Committee. The Compensation Committee may delegate to one or more officers or managers of the Company or any Participating Subsidiary authority to administer the ESPP, subject to any terms and limitations imposed by the Compensation Committee.

Eligibility

Any employee of the Company or any Participating Subsidiary whose customary employment with the Company is more than twenty hours per week or more than five months in any calendar year, and who is an employee 30 days (or another specified time period not to exceed 60 days) prior to the first day of the applicable Offering Period (the “Offering Date”), is eligible to participate in the ESPP, subject to signing an enrollment form and other enrollment procedures. However, no employee will be permitted to elect to purchase Shares if, after such purchase, the employee would own 5% or more of the total combined voting power or value of all classes of Common Stock of the Company or any Participating Subsidiary. An employee who is on an authorized sick leave, military leave or other leave of absence will remain an employee for purposes of the ESPP; provided, however, if the period of leave exceeds 90 days and the employee’s right to reemployment is not guaranteed either by statute or contract, then the employee will be deemed to have terminated employment on the 91st day of such leave. As of June 30, 2016, the Company had approximately 260 employees who would be eligible to participate in the ESPP.

Method of Payment

Payment for Shares purchased under the ESPP are made by payroll deduction in 1% increments of eligible compensation, subject to a minimum deduction of 1% of eligible compensation per pay period and a maximum deduction of 10% of eligible compensation per pay period unless provided otherwise in the Offering; provided, however, no employee may purchase Shares at a rate which exceeds $25,000 of Fair Market Value for each calendar year in which a purchase is executed, determined as of the Offering Date of the applicable Offering. Payroll deductions will occur over the Offering Period. The payroll deduction amounts will be held in a bookkeeping account for the participant until the purchase of the Shares. Interest will not be paid on the amount credited to the account. The Fair Market Value of a Share means the closing sales price of the Common Stock of the Company on the NYSE MKT or any other such exchange on which the Common Stock is traded, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

Purchase of Shares

Shares are purchased on the Purchase Date which generally is the last day of the Offering Period unless otherwise provided by the Compensation Committee. The amount of Shares purchased by a participant is the number of whole shares that can be purchased with the amount credited to the participant’s account. Fractional shares are not purchased. Any amount remaining in the account after the purchase is carried over to the next Offering if not withdrawn by the participant. If the number of Shares to be purchased exceeds the number available for purchase in the Offering, the Compensation Committee allocates the available Shares among the Offering participants in an equitable manner.

Purchase Price

The Purchase Price per Share is not less than the lesser of: (a) 85% of the Fair Market Value of a Share on the Offering Date, or (b) 85% of the Fair Market Value of a Share on the Purchase Date.

Withdrawal by Participant

At any time up to 15 days prior to the Purchase Date, a participant may withdraw all (but not part) of the amount credited to the participant’s account. If the participant withdraws the amount credited to the participant’s account, then the participant will cease to participate in the Offering and may not resume participation until the next Offering. Once an employee participates in an Offering, then participation in the next offering will be automatic subject to the participant’s right to withdraw (in which event the employee may reenroll in a subsequent Offering).

Termination of Employment; Death

If a participant ceases to be an employee of the Company or any Participating Subsidiary, whether due to termination of employment or death, the participant shall be deemed to have elected to withdraw the participant’s entire account. The amount in the participant’s account will be paid to the participant, or to the participant’s beneficiary or estate in the event of the participant’s death.

Adjustments to Shares; Acceleration of Purchase

In the event of a change in Shares subject to the ESPP or subject to any Offering by reason of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares such that the Compensation Committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the Compensation Committee may, in such manner as it deems appropriate, make adjustments in the ESPP, including changing the number of Shares subject to the ESPP and the price of the outstanding Offering.

In the event that a person or group becomes the beneficial owner of 50% of the outstanding Common Stock of the Company or of a sale of substantially all assets of the Company to an affiliate of the Company without the consent of at least two-thirds of the Board of Directors, or if within 12 months after a tender offer or exchange offer for the Common Stock of the Company (other than by the Company), the individuals who were then directors of the Company cease to constitute a majority of the Board of Directors, then if the surviving or acquiring corporation does not continue or assume the outstanding rights under the ESPP or substitute similar rights, the Committee may pay the participants the amounts in the participants’ accounts in cash or cause Shares to be purchased with the amounts then credited to the participants’ accounts within five (5) days prior to the transaction.

Federal Income Tax Implications of the ESPP:

Federal Income Tax Consequences to Participants

Payroll deductions to the ESPP are made on an after-tax basis, which means that the applicable federal and state tax withholding is applied to a participant’s compensation before ESPP contributions are deducted.

If there is a disposition of the participant’s Shares within one year of the Purchase Date or two years after the Offering Date, the participant will recognize ordinary income equal to the excess of the Fair Market Value of the Shares on the Purchase Date over the purchase price. Any further gain or loss recognized upon such disposition of Shares will be short-term or long-term capital gain or loss, depending upon the length of time the participant holds the Shares following the Purchase Date. If there is a disposition of the participant’s Shares more than one year after the Purchase Date or more than two years after the Offering Date, or if the participant dies while owning the Shares and the participant’s beneficiary or estate disposes of the Shares, then the participant (or the beneficiary or estate in the event of a participant’s death) will recognize ordinary income equal to the lesser of (a) the excess of the Fair Market Value realized upon the disposition of the Shares over the purchase price of the Shares, or (b) the excess of the Fair Market Value of the Shares on the first day of the Offering Period over the purchase price of the Shares. The amount of ordinary income recognized upon such a disposition (but not upon death) is added to the participant’s basis in the Shares. Any further gain or loss which is realized upon such disposition of Shares is treated as long-term capital gain or loss.

Federal Income Tax Consequences to the Company

In the event of a disposition of Shares by a participant after the expiration of the required holding periods, the Company will not recognize taxable income, nor will it be entitled to any deduction from income by reason of the participant’s purchase or disposition of the Shares. In the event a participant recognizes compensation income as a result of a disposition prior to the expiration of the required holding periods, the Company will be entitled to a corresponding deduction from its taxable income, subject to the deduction limitation imposed by Section 162(m) of the Code.

The foregoing summary of the effect of federal income taxation upon the participant with respect to Shares purchased under the ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of income tax laws of any municipality, state or foreign country in which the participant may reside.

Plan Benefits under the ESPP

Each executive officer of the company qualifies for participation under the ESPP and may be eligible to annually purchase Shares of the Company’s Common Stock at a discount below the market price up to a maximum of $25,000 per year. However, participation in the ESPP is voluntary and dependent upon the executive officer’s election to participate, and the benefit of participating depends on the terms of the Offerings and the Fair Market Value of the Shares on the Purchase Date.

Equity Compensation Plan Information

A summary of our securities authorized for issuance under equity compensation plans as of June 30, 2016 is set forth on page 27 of this proxy statement and additional information is included in the Company’s Annual Report on Form 10-K filed on March 9, 2016 and Form 10-K/A filed on April 28, 2016.

Required Vote

The proposal to approve the adoption of the amendment to the InfuSystem Holdings, Inc. Employee Stock Purchase Plan (Proposal 3) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO APPROVE THE AMENDMENT TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER THE INFUSYSTEM HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4 —

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2016. The Board of Directors is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

EXECUTIVE OFFICERS

Executive Officers

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, and hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Set forth below are the names and certain biographical information regarding the Company’s executive officers.

Name	Age	Position
Eric K. Steen (1)	59	President and Chief Executive Officer, Director
Jonathan P. Foster	52	Executive Vice President and Chief Financial Officer
Michael McReynolds	47	Executive Vice President and Chief Information Officer
Janet Skonieczny	58	Executive Vice President, Chief Operating Officer, Compliance Officer and Privacy Officer
Sean W. Schembri	42	Executive Vice President, General Counsel and Corporate Secretary

(1)	See “Directors” for biographical information regarding Mr. Steen.

Jonathan P. Foster

Jonathan P. Foster has served as the Company’s Chief Financial Officer since March 2012 and Executive Vice President since November 2014 and has submitted his resignation effective August 11, 2016. Mr. Foster has held a variety of executive and senior financial positions with public and private companies. From 2011 to 2012, Mr. Foster served as Interim Director of Finance & Accounting for LSG Sky Chefs USA, Inc., in Dallas, Texas, an airline catering company and a subsidiary of LSG Lufthansa Service Holding AG, headquartered in Germany. From 2000 to 2011, Mr. Foster served as majority owner and President of United Credit, Inc. and as founder and Chief Executive Officer of two other companies focused on the consumer finance and collateral protection insurance markets, Advance Today, LLC, and Furobos Reinsurance Ltd. Mr. Foster was the Chief Financial Officer and Executive Vice President of Drypers Corporation, a global consumer products company with operations in North and South America, Asia, and Europe, from 1996 to 2000. From 1991 to 1996, Mr. Foster served as Chief Financial Officer of Dickson Weatherproof Nail Company, a private company based in Houston and Chicago, and in controller and treasurer positions with divisions of Schlumberger Ltd. Mr. Foster began his accounting career in 1985 with the Enterprise Group of Deloitte & Touche LLP in Charlotte, North Carolina, and later became a manager in their Middle Market Group in Atlanta, Georgia. Mr. Foster is a Certified Public Accountant in South Carolina and is a member of the AIPCA, from which he received a Chartered Global Management Accountant designation. Mr. Foster earned his B.S. in Accounting from Clemson University. Mr. Foster has served on the Board of Directors for the Easley Baptist Hospital Foundation from 2006 to 2012 and has also served in public office as a member of the Board of Financial Institutions, which is responsible for regulating state chartered banks and other state chartered financial institutions, for the State of South Carolina from 2006 to 2012.

Janet Skonieczny

Janet Skonieczny became the Company’s Chief Operating Officer in January 2013 and Executive Vice President in November 2014. Prior to 2013, she served as the Company’s Vice President of Operations, Compliance Officer and Privacy Officer since November 2007 and as Vice President of Operations of InfuSystem, Inc., the Company’s wholly-owned subsidiary, since 1998. Further, she served as the Company’s Corporate Secretary from 1997 to May 2012. During her tenure, she has facilitated the development and implementation of third party billing programs, assisted in the integration of those programs with inventory and tracking systems and led the development and implementation of the Company’s Compliance and Privacy Programs. From 1988 until 1994 she was Office Manager, and from 1990 until 1998 Operations Manager for

Venture Medical, a predecessor company to InfuSystem, Inc., which commenced business operations in 1988. At Venture Medical, she played key managerial roles in several business, including Nova Healthcare Industries, a manufacturer and designer of speculum sheath protectors used in gynecologic procedures, Medical Reimbursement Solutions, a third-party billing company that formatted and transmitted billing claims on behalf of infusion centers, physicians and hospitals and Aventric Medical, Inc., a Midwest distributor of high-tech equipment such as pacemakers, cardiac imaging devices and drug delivery systems. Ms. Skonieczny has an Associates in Science (AS) degree from Ferris State University and also is certified as a Cardiovascular Technologist (CCVT).

Michael McReynolds

Michael McReynolds has served as the Company’s Chief Information Officer since April 2013 and Executive Vice President since November 2014. Prior to this appointment, Mr. McReynolds served as President of OxiArmor, LLC, a nationwide provider of solutions-based antimicrobial service that offers new technology within Infection Control to healthcare, commercial and residential markets from 2012 to 2013. Prior to that Mr. McReynolds served as Chief Information Officer of RecoverCare, LLC, a nationwide provider of Bariatric Support Surfaces, Therapeutic Support Surfaces, Wound Care and Safe Patient handling Equipment, from 2006 to 2011, where he facilitated the development of a web based Wound Tracking Software and integrated multiple large clients with EDI ordering and billing. Mr. McReynolds earned his B.S. in Business Administration from Emporia State University.

Sean W. Schembri

Sean W. Schembri has served as the Company’s General Counsel and Corporate Secretary since August 2014 and Executive Vice President since November 2014. From January 2010 until joining the Company in August 2014, Mr. Schembri was the Managing Counsel and Chief Compliance Officer of Euronet Worldwide, Inc. (NASDAQ: EEFT). From 2008 until joining Euronet, Mr. Schembri served as Senior Director and Assistant General Counsel of Noven Pharmaceuticals, Inc. (formerly NASDAQ: NOVN) through its acquisition and privatization by Hisamitsu Pharmaceutical Co., Inc. Mr. Schembri also served as Senior Counsel to Euronet from 2006 through 2008 and was Senior Counsel to General Electric’s former reinsurance business from 2005 through 2006. Prior to moving in-house with GE in 2005, Mr. Schembri practiced with international law firms, including the firms now known as Squire Patton Boggs, Dentons and K&L Gates. Mr. Schembri earned a B.A. in History from the College of William & Mary, J.D. and M.B.A. degrees from the University of Missouri, while completing each degree at Tulane University, and an LL.M. in International Commercial and Corporate Law from the University of London/London School of Economics.

ITEM 11. EXECUTIVE COMPENSATION

Smaller Reporting Company Status

The Company is a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a “smaller reporting company,” the Company is permitted to provide the scaled disclosure required by Items 402(m)-(r) of Regulation S-K in lieu of the more extensive disclosure required of other reporting companies.

Summary Compensation Table

The following table sets forth the compensation of the named executive officers of the Company for the fiscal years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary ( $ )		Bonus ( $ )	Stock Awards ( $ ) (1)		Option Awards ( $ ) (1)		All Other Compensation ( $ ) (2)		Total ( $ )
Eric K. Steen President and Chief Executive Officer (3)	2015 2014	$ $	326,366 300,000	$222,031 $207,000	$ $	43,332 —	$ $	— 51,772	$ $	22,518 96,987	$ $	614,247 655,759

Jonathan P. Foster EVP and Chief Financial Officer (3)	2015 2014	$ $	264,467 259,467	$118,362 $108,738	$ $	34,666 —	$ $	— 122,185	$ $	19,755 16,452	$ $	437,250 506,842

Janet Skonieczny EVP and Chief Operating Officer, Compliance Officer, Privacy Officer	2015 2014	$ $	260,981 255,769	$116,475 $107,305	$ $	17,332 —	$ $	21,144 —	$ $	33,997 27,510	$ $	449,929 390,584

(1)	In accordance with the SEC’s disclosure rules, included in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair values of stock awards and option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 10 of the Notes to the Consolidated Financial Statements in the Original 10-K Filing.
(2)	The Company matches all of an employee’s 401(k) contribution up to a maximum of 5% of a participant’s eligible salary, or certain statutory limits. All Other Compensation for 2015 consists of the following: (i) for Mr. Steen, $1,290 for life insurance benefits, $12,115 for vacation pay-out, $8,113 for 401(k) match and $1,000 for employer paid health savings account; (ii) for Mr. Foster, $593 for life insurance benefits, $10,146 for vacation pay-out and $9,016 for 401(k) match; and (iii) for Ms. Skonieczny, $9,600 for an automobile allowance, $10,053 for vacation pay-out, $1,094 in life insurance benefits and $13,250 for 401(k) match. All Other Compensation for 2014 consists of the following: (i) for Mr. Steen, $1,290 for life insurance benefits, $70,091 and $14,982 for relocation assistance, $1,000 for employer paid health savings account and $9,624 for 401(k) match; (ii) for Mr. Foster, $580 for life insurance benefits, $9,987 for vacation pay-out and $5,885 for 401(k) match; and (iii) for Ms. Skonieczny, $9,856 for vacation pay-out, $6,461 for an automobile allowance, $1,068 in life insurance benefits and $10,125 for 401(k) match.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options, stock that has not vested and stock incentive plan awards for each of the named executive officers as of December 31, 2015:

	Option Awards:				Stock Awards:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Eric K. Steen	—	—	$—		16,666	$50,331
	35,000	25,000	$3.00	03/06/19	—	$—
	206,350	93,650	$1.75	04/01/23	—	$—
	275,000	125,000	$2.75	04/01/23	—	$—
Jonathan P. Foster	—	—	$—		13,333	$40,266
	47,222	52,778	$2.67	07/02/19	—	$—
Janet Skonieczny	—	—	$—		6,666	$20,131
	73,333	36,667	$1.51	01/02/16	6,649	$20,944

(1)	Represents unvested restricted stock units, each representing a contingent right to receive one share of the Company’s Common Stock, multiplied by $3.02, the closing price of the Company’s Common Stock on December 31, 2015, as quoted by the NYSE MKT.
(2)	At December 31, 2015, Mr. Steen owned 16,666 restricted stock units, which vest in four equal annual installments beginning March 11, 2016. Settlement of the underlying shares of Common Stock will occur on each vesting date. At December 31, 2015, Mr. Steen owned: (i) unvested options to purchase 25,000 shares of Common Stock, which vest in fifteen equal remaining monthly installments on the sixth day of each month; (ii) unvested options to purchase 93,750 shares of Common Stock, which vest in fifteen equal remaining monthly installments on the first day of each month; and (iii) unvested options to purchase 125,000 shares of Common Stock, which vest in fifteen equal remaining monthly installments on the first day of each month.
(3)	At December 31, 2015, Mr. Foster owned 13,333 restricted stock units, which vest in four equal annual installments beginning March 11, 2016. Settlement of the underlying shares of Common Stock will occur on each vesting date. At December 31, 2015, Mr. Foster owned unvested options to purchase 52,778 shares of Common Stock, which vest in nineteen equal remaining monthly installments on the second day of each month.
(4)	At December 31, 2015, Ms. Skonieczny owned 6,666 restricted stock units, which vest in four equal annual installments beginning March 11, 2016. Settlement of the underlying shares of Common Stock will occur on each vesting date. At December 31, 2015, Ms. Skonieczny owned unvested options to purchase 36,667 shares of Common Stock, which vested on January 1, 2016.

Agreements with Mr. Steen

Pursuant to an Employment Agreement (the “Steen Employment Agreement”) effective as of April 1, 2013, Mr. Steen was named Chief Executive Officer and is entitled to receive (i) a base salary of $300,000 for the agreement’s initial term of 12 months (the “Initial Term”) and (ii) an annual performance bonus of up to 75% of his base salary, or $225,000 in the Initial Term, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Mr. Steen is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. After the Initial Term, the Steen Employment Agreement renews automatically for additional 12-month terms, unless earlier terminated. Pursuant to the Steen Employment Agreement, Mr. Steen is also eligible for additional option grants as determined by the Compensation Committee. Mr. Steen is subject to a two-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business, the latter of which may be extended by one year if the Company pays his annual base salary as of the date of his termination of service. The Steen Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of Mr. Steen’s employment and thereafter.

Under the Steen Employment Agreement, Mr. Steen’s employment will terminate immediately upon his death or permanent disability. Mr. Steen would be entitled to (i) the unpaid base salary earned for services rendered through the date of his death or permanent disability, (ii) any accrued but unpaid incentive compensation earned in the previous year (“Bonus Amount”) as of the date of his death or permanent disability, (iii) the accrued but unpaid paid time off (“PTO”) earned through the date of his death or permanent disability, and (iv) the limited death, disability, and/or income continuation benefits. The Company must provide Mr. Steen with six months advance notice of an involuntary termination of Mr. Steen’s employment other than for cause. In the event Mr. Steen is involuntarily terminated by the Company without “cause” (as defined in the Steen Employment Agreement), Mr. Steen will be entitled to receive (i) the unpaid base salary earned for services rendered through the date of such termination, (ii) any accrued and unpaid Bonus Amount, (iii) the accrued but unpaid PTO, (iv) unreimbursed amounts to which he is entitled to reimbursement under the Steen Employment Agreement, and (v) a severance payment, in an aggregate amount equal to six months of Mr. Steen’s then-current base salary.

Mr. Steen further received, pursuant to the terms of an Inducement Stock Option Agreement by and between the Company and Mr. Steen, dated as of April 1, 2013 (the “Inducement Stock Option Agreement”), 700,000 inducement stock options outside the Company’s 2007 Stock Incentive Plan (the “2007 Equity Plan”), of which 300,000 options have an exercise price of $1.75 and 400,000 options have an exercise price of $2.75 (all options granted to Mr. Steen pursuant to the Inducement Stock Option Agreement, the “Inducement Options”). The Inducement Options were granted on April 1, 2013 and will vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining Inducement Options vesting pro rata monthly in the 36 months thereafter. The Inducement Options will expire on the tenth anniversary of their grant date. Additionally, in the event of Mr. Steen’s involuntary termination by the Company without “cause,” the vesting of the Inducement Options that would have otherwise vested in the twelve months following the date of termination will accelerate and become exercisable for a period of three months. If Mr. Steen dies while the Inducement Options are outstanding, then the personal representative or beneficiary under his will or in accordance with the laws of inheritance will have the right to exercise vested Inducement Options until the expiration date of the Inducement Options or for 12 months, whichever is earlier. If Mr. Steen becomes permanently disabled, he will have until the expiration date of the Inducement Options or a period of 12 months to exercise vested Inducement Options, whichever is earlier. If Mr. Steen terminates his employment with the Company voluntarily, unvested Inducement Options will immediately terminate and cease to be exercisable and Mr. Steen will have until the expiration date of the Inducement Options or a period of three months to exercise vested Inducement Options, whichever is earlier. If Mr. Steen is terminated for “cause,” he will be entitled to receive any (i) unpaid base salary earned for services rendered through the date of his termination, (ii) accrued but unpaid Bonus Amount as of the date of his termination, (iii) accrued but unpaid PTO earned through the date of his termination, and (iv) unreimbursed relocation expenses. If Mr. Steen is terminated for “cause,” the Inducement Options will terminate immediately, whether or not then exercisable. The vesting of the Inducement Options may also be accelerated by the Compensation Committee, in its sole discretion.

On March 6, 2014, the Compensation Committee granted Mr. Steen options to purchase 60,000 shares of the Company’s Common Stock at an exercise price of $3.00 per share. The options vest in equal monthly installments over a three-year period, expire after five years and are otherwise exercisable in accordance with the Company’s 2007 Equity Plan. On March 6, 2014, the Compensation Committee of the Board of Directors also approved and authorized the Company to reimburse Mr. Steen up to an additional $75,000 for relocation expenses, representing a total reimbursement right of up to $95,000.

On March 11, 2015, the Compensation Committee granted Mr. Steen 16,666 restricted stock units which vest in four equal annual installments beginning March 11, 2016. The grant was made under the Company’s 2014 Amended and Restated Stock Incentive Plan (the “2014 Equity Plan”). Each unit represents a contingent right to receive one share of the Company’s Common Stock and settlement of the underlying shares of Common Stock will occur on each vesting date.

On January 18, 2016, the Company and Mr. Steen entered into an Amendment to the Steen Employment Agreement (the “Steen Amendment”), which was recommended by the Compensation Committee of the Board and ratified and approved by the Board to ensure that the Steen Employment Agreement, as amended by the Steen Amendment, contains appropriate market-based terms not previously set forth in the Steen Employment Agreement.

The Steen Amendment amends the Steen Employment Agreement to provide for a three month advance notice period and 12 month severance period in the event of an “involuntary termination” (as defined in the Steen Employment Agreement) by the Company or a “good reason termination” (as defined in the Steen Amendment) by Mr. Steen. The Steen Amendment also provides Mr. Steen with a three month advance notice period and an 18 month severance period in the event of a “change of control termination” (as defined in the Steen Amendment). In the event of an “involuntary termination,” “good reason termination” or “change of control termination,” Mr. Steen’s termination would be effective following expiration of the applicable advance notice period, and Mr. Steen would then be eligible to receive, (i) any earned, but unpaid base salary, (ii) any accrued, but unpaid Bonus Amount, (iii) any accrued, but unpaid PTO, (iv) unreimbursed business expenses, (v) a severance payment, in an aggregate amount equal to the base salary that would otherwise be payable to Mr. Steen during the applicable severance period, (vi) any target Bonus Amount to which Mr. Steen would otherwise be entitled if employed during the applicable severance period, and (vii) continuation of COBRA health benefits during the applicable severance period. The Company’s obligation to pay the foregoing amounts would be contingent upon Mr. Steen’s execution and delivery to the Company of an unconditional general release, in form satisfactory to the Company, of certain claims against the Company and its affiliates, and the Company’s obligation to pay the foregoing amounts set forth in clauses (v), (vi) and (vii) would be contingent upon Mr. Steen’s continued performance of his post-termination obligations under the Steen Employment Agreement, including obligations relating to non-disclosure, non-competition, non-disparagement, Company intellectual property and transition assistance.

Additionally, the Steen Amendment provides a “double-trigger” mechanism in the event of a “change of control termination,” pursuant to which Mr. Steen’s unvested equity awards will immediately vest. The Steen Amendment further provides that Mr. Steen shall abide by the terms of any “clawback” policy adopted by the Board.

Except as summarized above, the Steen Employment Agreement remains materially unchanged.

Agreements with Mr. Foster

Mr. Foster has submitted his resignation effective August 11, 2016. Pursuant to an Employment Agreement (the “Foster Employment Agreement”) effective September 1, 2013, Mr. Foster is entitled to receive the following for his services as Chief Financial Officer: (i) an annual base salary of $257,000 initially, subject to increase in the discretion of the Company; (ii) employment benefits generally available to other Company employees; and (iii) reimbursement for business-related and continuing professional education expenses.

Under the Foster Employment Agreement, Mr. Foster is entitled to participate in an Incentive Compensation Plan (the “Incentive Plan”), pursuant to which he will have the opportunity to earn an annual cash bonus equal to 50% of his then-current base salary with a target based on the Company’s satisfaction of EBITDA and revenue performance goals determined by the Compensation Committee and Mr. Foster’s achievement of individual performance objectives relating to his position and established by the Company’s Chief Executive Officer. Assuming his achievement of threshold individual objectives, Mr. Foster’s actual cash bonus under the Incentive Plan will depend on the Company’s achievement in relation to the established corporate targets, ranging from 25% of his then-current base salary at 80% achievement of the corporate targets, to 75% of his then-current base salary at 120% achievement of the corporate targets.

The Incentive Plan applies for calendar year periods. Payouts under the Incentive Plan are pro-rated for the period of service within the Incentive Plan year. While Mr. Foster is a participant in the Incentive Plan, unless otherwise agreed by the Board, he will not be eligible to participate in other bonus, incentive or commission plans offered by the Company. Mr. Foster must be employed with the Company in good standing as of the end of the plan year in order to receive an annual or long term incentive payment. The Board may amend the terms of the Incentive Plan in its sole discretion, including terminating the Incentive Plan without prior notice.

Under the Foster Employment Agreement, Mr. Foster is subject to a one-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business, the latter of which may be extended by one year if the Company pays his annual base salary as of the date of his termination of service. The Foster Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification obligations applicable to the duration of Mr. Foster’s employment and thereafter.

On July 2, 2014, the Compensation Committee granted Mr. Foster of 100,000 options at an exercise price of $2.67 per share. The options vest in equal monthly installments over a three-year period, expire after five years and are otherwise exercisable in accordance with the 2014 Equity Plan.

On March 11, 2015, the Compensation Committee granted Mr. Foster 13,333 restricted stock units which vest in four equal annual installments beginning March 11, 2016. The grant was made under the 2014 Equity Plan. Each unit represents a contingent right to receive one share of the Company’s Common Stock and settlement of the underlying shares of Common Stock will occur on each vesting date.

On March 8, 2016, the Company and Mr. Foster entered into an Amendment to the Foster Employment Agreement (the “Foster Amendment”), which was recommended by the Compensation Committee of the Board and ratified and approved by the Board to ensure that the Foster Employment Agreement, as amended by the Foster Amendment, contains appropriate market-based terms not previously set forth in the Foster Employment Agreement.

The Foster Amendment amends the Foster Employment Agreement to provide for a three month advance notice period and nine month severance period in the event of an involuntary termination without “cause” (as defined in the Foster Employment Agreement) by the Company, a “good reason termination” (as defined in the Foster Amendment) by Mr. Foster or a “change of control termination” (as defined in the Foster Amendment). In the event of an involuntary termination without “cause,” “good reason termination” or “change of control termination,” Mr. Foster’s termination would be effective following expiration of the advance notice period, and Mr. Foster would then be eligible to receive, (i) any earned, but unpaid base salary, PTO, benefits and other compensation (except for any Incentive Plan payments, which are separately addressed below), (ii) a severance payment, in an aggregate amount equal to the base salary that would otherwise be payable to Mr. Foster during the severance period, (iii) any Incentive Plan bonuses or awards earned, but unpaid, for the immediately preceding year, (iv) a prorated amount of his target bonus (assuming 100% of target) under the Incentive Plan through and including the termination date, (v) unreimbursed expenses, and (vi) continuation of COBRA health benefits during the severance period. The Company’s obligation to pay the foregoing amounts set forth in clauses (ii), (iv) and (vi) would be contingent upon Mr. Foster’s execution and delivery to the Company of an unconditional general release, in form satisfactory to the Company, of certain claims against the Company and its affiliates.

Additionally, the Foster Amendment provides a “double-trigger” mechanism in the event of a “change of control termination,” pursuant to which Mr. Foster’s unvested equity awards will immediately vest, and, in the case of an involuntary termination without “cause” by the Company or a “good reason termination” by Mr. Foster, the portion of Mr. Foster’s unvested equity awards scheduled to vest within six months of the termination date will immediately vest, in each of the foregoing cases, subject to Mr. Foster’s execution and delivery of the general release described above. The Foster Amendment further provides that Mr. Foster shall abide by the terms of any “clawback” policy adopted by the Board.

Except as summarized above, the Foster Employment Agreement remains materially unchanged.

Agreements with Ms. Skonieczny

Pursuant to an amended and restated Employment Agreement with Ms. Skonieczny dated January 2, 2013, Ms. Skonieczny was named Chief Operating Officer and is entitled to receive (i) an annual salary of $250,000, an annual cash bonus award of up to $125,000, with the opportunity to increase the annual bonus up to $250,000 at the Company’s discretion; (ii) options for 110,000 shares of the Company’s Common Stock pursuant to the 2007 Equity Plan, of which one-third of such options shall vest on each of the next three anniversaries of the grant date, provided she remains employed on such dates and such options will immediately vest in the event she is terminated within six months of a change in control and; (iii) customary employee benefits available to all full-time employees of the Company. Upon termination of Ms. Skonieczny’s employment by the Company without cause, Ms. Skonieczny shall be entitled to all accrued and unpaid salary, any bonus earned in the previous year, pro-rata vesting of outstanding options and restricted stock, a pro-rata bonus for the then current year, assuming full achievement of performance targets, and one year of base salary paid over one year. In the event Ms. Skonieczny’s employment is terminated other than by the Company without cause (as defined in her Employment Agreement), Ms. Skonieczny will be entitled to receive all accrued and unpaid salary, benefits and other compensation, including any bonus earned in the previous year. She will also be subject to a two-year non-competition provision and customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification obligations for the duration of her employment and thereafter.

On June 15, 2012, the Company issued Ms. Skonieczny 26,596 restricted shares of stock pursuant to the 2007 Equity Plan with a grant date stock price of $1.93. These shares vested 25% on the date of grant and the remaining shares vested on each of the three anniversaries of the grant date.

On March 11, 2015, the Compensation Committee granted Ms. Skonieczny 6,666 restricted stock units which vest in four equal annual installments beginning March 11, 2016. The grant was made under the 2014 Equity Plan. Each unit represents a contingent right to receive one share of the Company’s Common Stock and settlement of the underlying shares of Common Stock will occur on each vesting date.

Restricted Stock Unit Award Agreements

Each of the executive officers above hold restricted stock units, the terms of which are governed by restricted stock unit award agreements, unless otherwise modified by their respective employment agreements as described above. Under the terms of these agreements, in the event the grantee’s employment with the Company terminates prior the vesting of any restricted stock units, such non-vested restricted stock units will be forfeited by the grantee and no benefits will be payable with respect to such forfeited units. Notwithstanding the foregoing, in the event of a “change in control” (as defined in the agreements), the Compensation Committee will provide that any unvested restricted stock units will be assumed, or equivalent restricted stock units will be substituted (“Substitute Award”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that the shares of stock issuable upon the payment of such Substitute Award constitute securities registered in accordance with the Securities Act of 1933, as amended, or such securities are exempt from such registration. In the alternative, if the securities issuable upon the payment of such Substitute Award will not meet the requirements in the preceding sentence, then the grantee will receive upon consummation of the “change in control” transaction a cash payment for the unvested restricted stock units surrendered equal to the fair market value of the consideration to be received for each share of Common Stock in the “change in control” transaction times the number of shares of Common Stock underlying the unvested restricted stock units.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders: (1)
2007 Plan*	597,501	$2.21	—
2014 Plan	1,031,663	$2.78	968,337
Equity compensation plans not approved by security holders (2)	800,000	$2.25	—

Total	2,429,164	$2.47	968,337

*	As of December 31, 2015, this plan is no longer in effect other than for stock options and rights that were previously granted and remain outstanding. Options representing approximately 488,332 and rights representing approximately 109,169 remain outstanding under this plan.
(1)	This amount includes 170,832 shares of common stock issuable upon the vesting of certain time restricted stock awards (the “Restricted Stock Awards”) and 1,458,332 shares of common stock issuable upon the exercise of vested stock option awards.
(2)

We issued inducement stock options to purchase 700,000 shares of our Common Stock to our Chief Executive Officer (“CEO”), pursuant to the terms of an Inducement Stock Option Agreement effective April 1, 2013 pursuant to which (i) 300,000 options have an exercise price of $1.75 and 400,000 options have an exercise price of $2.75, (ii) all of the options vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining options vesting pro rata monthly in the thirty-six months thereafter, and (iii) the options will expire on the tenth anniversary of their grant date. Under the terms of our CEO’s Employment Agreement, effective as of April 1, 2013, as amended January 18, 2016, in the event that our CEO is involuntarily terminated by us without cause or our CEO resigns for good reason, in each case, within two months prior to, or 12 months following, a change in control of the Company, his options will immediately vest and become exercisable. Further, we issued inducement stock options to purchase 100,000 shares of the Company’s Common Stock to our Chief Information Officer (“CIO”) pursuant to the terms of an Employment Agreement effective April 29, 2013 pursuant to which (i) the options have an exercise price of $1.75 per share, (ii) vest one-third on each of the next three (3) anniversaries of the grant date, provided that our CIO is employed by us on each of these dates, (iii) the options will expire on the seventh anniversary of their grant date, and (iv) in the event that our CIO is involuntarily terminated (x) by us without cause within six months of a change in control of the Company, his options will immediately accelerate and become exercisable, and (y) otherwise by us without cause, his options will vest pro rata based on the length of his service in the year of the termination of his employment.
(3)	Includes 2,000,000 shares authorized as part of our 2014 Annual Stockholders Meeting held in May 2014 less 1,031,663 million shares that were made available to certain employees, directors and others.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of June 30, 2016, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s current executive officers and directors; and

•	all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
Meridian OHC Partners, LP (1)	2,451,972	10.2%
Steven Tannenbaum/Greenwood Investments, Inc. (2)	2,226,219	9.3%
Global Undervalued Securities Master Fund, L.P. (3)	2,202,249	9.2%
Sansone Advisors, LLC (4)	1,478,790	6.2%
Eric Steen (5)	822,207	3.4%
Ryan Morris (6)	706,120	2.9%
Wayne Yetter (7)	468,469	2.0%
Jan Skonieczny (8)	246,478	1.0%
Joseph Whitters (9)	218,003	*
David Dreyer (10)	180,434	*
Gregg Lehman (11)	130,000	*
Michael McReynolds (12)	115,000	*
Jonathan Foster (13)	103,466	*
Sean Schembri (14)	87,222	*
All directors and officers as a group (10 individuals) (15)	3,077,399	12.8%

*	Less than 1%
**	Based on 24,001,348 shares of Common Stock outstanding as of June 30, 2016. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of June 30, 2016, as well as restricted stock units which vest within 60 days of June 30, 2016, are deemed outstanding in addition to the 22,623,987 shares of Common Stock outstanding as of June 30, 2016 for purposes of computing the percentage ownership of the person holding the options or the person whose shares will vest, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(1)	Based solely on a review of the Meridian 13D. Meridian has shared voting and dispositive power over 2,340,276 shares; Meridian TSV has shared voting power over 14,028 shares and shared dispositive power over 2,340,276 shares; TSV has shared voting and dispositive power over 2,354,304 shares; Blue Line Capital has shared voting and dispositive power over 97,668 shares; and Blue Line has shared voting and dispositive power over 97,668 shares. The aggregate number of shares beneficially held by these entities is 2,451,972. The business address of Meridian is 425 Weed Street, New Canaan, CT 06840.
(2)	Based solely on a review of Schedule 13G/A filed on February 12, 2016 by Steven Tannenbaum, Greenwood Capital Limited Partnership (“Greenwood Capital”), Greenwood Investments, Inc., (“Greenwood Investments”), MGPLA, L.P. and ST Partners LLC (“ST”). Greenwood Capital, ST and MGPLA each beneficially own 1,170,122, 71,480 and 616,179 shares of Common Stock, respectively. Each of Greenwood Capital, ST and MGPLA has the power to vote and dispose of the shares of Common Stock beneficially owned by it. Greenwood Investments, as the general partner of both Greenwood Capital and MGPLA, may be deemed to beneficially own 2,154,739 shares of Common Stock beneficially owned by Greenwood Capital and MGPLA. Mr. Tannenbaum, as the president of Greenwood Investments, has the power to vote and dispose of the 2,226,219 shares of Common Stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital, MGPLA and ST is 800 Boylston Street, Suite 1450, Boston, Massachusetts 02199.

(3)	Based solely on a review of Schedule 13G/A filed on February 11, 2016 by Global Undervalued Securities Master Fund, L.P. (“Master Fund”), Kleinheinz Capital Partners, Inc. (“Kleinheinz”), and John Kleinheinz. The Master Fund, Kleinheinz and Mr. Kleinheinz each have shared voting and dispositive power over 2,202,249 shares. The business address of the Master Fund, Kleinheinz and Mr. Kleinheinz is 301 Commerce Street, Suite 1900, Fort Worth, Texas 76102.
(4)	Based solely on a review of Schedule 13G/A filed on February 1, 2016 by Sansone Advisors, LLC, Sansone Capital Management, LLC and Christopher Sansone, which each have shared voting and dispositive power over 1,478,790 shares, and Sansone Partners, LP, which has shared voting and dispositive power over 1,224,050 shares. The address for each party is 151 Bodman Place, Suite 100, Red Bank, New Jersey 07701.
(5)	Represents 174,290 shares of Common Stock held directly and 647,917 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016.
(6)	Represents 85,494 shares of Common Stock held directly, 535,626 shares held indirectly by Meson Capital Partners LP (“Meson LP”) and 85,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016. As an entity managed by Mr. Morris, Meson Capital Partners LLC (“Meson LLC”) may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares held by Mr. Morris. Meson LLC disclaims beneficial ownership of such shares. As the general partner of Meson LP, Meson LLC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Meson LP shares. Meson LLC does not own any shares of Common Stock directly and disclaims beneficial ownership of the Meson LP shares. As managing member of Meson LLC, Mr. Morris may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) any shares of Common Stock beneficially owned by Meson LLC. Mr. Morris disclaims beneficial ownership of any shares of Common Stock beneficially owned by Meson LLC.
(7)	Represents 418,469 shares of Common Stock held directly and 50,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016.
(8)	Represents 136,478 shares of Common Stock held directly and 110,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016.
(9)	Represents 168,003 shares of Common Stock held directly and 50,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016.
(10)	Represents 130,434 shares of Common Stock held directly and 50,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016.
(11)	Represents 20,000 shares of Common Stock held directly and 110,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016.
(12)	Represents 115,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016.
(13)	Represents 31,244 shares of Common Stock held directly and 72,222 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016.
(14)	Represents 87,222 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016.
(15)	Represents 1,164,412 shares of Common Stock held directly, 535,626 shares held indirectly and 1,377,361 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 30, 2016. Business address for each of the directors and executive officers is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and “related parties” (generally, directors, executive officers and stockholders owning five percent or greater of the Company’s outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company’s best interests.

Related Party Transactions

The Company does not have any related party transactions required to be reported under Item 404(d) of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2015. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm BDO USA, LLP (the “Auditor”) for the fiscal year ended December 31, 2015. The Audit Committee reviewed and discussed with the Auditor the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed the Company’s audited financial statements and the adequacy of the Company’s internal controls with the Auditor and with management. The Audit Committee met with the Auditor, without management present, to discuss the results of the Auditor’s audits and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the Auditor, as well as discussed with the Auditor the matters required to be discussed by Statements on Auditing Standards No. 16, as amended. The Auditor has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee regarding independence and the Audit Committee has discussed Auditors’ independence with the Auditor and management. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

The Audit Committee has the sole authority to appoint the independent registered public accounting firm. As discussed in Proposal 4, the Audit Committee has determined that it is in the best interests of the Company and its stockholders to recommend that the Board of Directors ask the stockholders, at the Annual Meeting, to ratify the appointment of BDO USA, LLP, as its independent registered public accounting firm.

Joseph Whitters, Chairman
David Dreyer
Wayne Yetter

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and 2014 by BDO USA, LLP (“BDO”), the Company’s current independent registered public accounting firm.

Audit Fees

There were $546,154 and $506,966 in audit fees billed by BDO for the fiscal years ended December 31, 2015 and 2014, respectively. These fees were for professional services rendered for audits of annual consolidated financial statements for the years ended December 31, 2015 and 2014 and for reviews of the Company’s quarterly reports on Form 10-Q and proxy statement.

Audit-Related Fees

There were $29,650 and $34,000 in 401(k) audit-related fees and $42,950 and $23,850 for other consultations on accounting matters billed by BDO for the fiscal years ended December 31, 2015 and 2014, respectively.

Tax Fees

BDO billed $42,585 and $62,000 for tax fees for the fiscal years ended December 31, 2015 and 2014, respectively. Tax fees billed were for professional services rendered in connection with tax compliance, tax advice and tax planning.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and set of procedures for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case by case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2015 and 2014 were for audit services, audit related services, tax services and due diligence services, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms prepared by it or received by it with respect to the fiscal year ended December 31, 2015, all reports were filed on a timely basis, except for the following late filings: (i) a Form 4 filed on behalf of Ms. Skonieczny on March 16, 2015 reporting one transaction, (ii) a Form 4 filed on behalf of Mr. Lehman on June 11, 2015 reporting the purchase of 18,000 shares in multiple transactions on four separate days, and (iii) a Form 4 filed on behalf of Mr. Steen on November 20, 2015 reporting the purchase of 5,280 shares in multiple transactions on a single day.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL STOCKHOLDERS MEETING

We currently anticipate holding our 2017 Annual Stockholders Meeting on or about May 24, 2017, and will hold the meeting at a time, date and location to be determined, which will be announced in due course. The expected date of the 2017 Annual Stockholders Meeting is more than 30 days before the date of the anniversary of the Annual Meeting. Therefore, stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2017 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 a reasonable time before we begin to print and mail proxy materials. We request that Rule 14a-8 proposals be received no later than March 15, 2017 which date the Company believes is a reasonable time before it expects to begin to print and send its proxy materials.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws, which provide that such proposals for meetings held more than 30 days prior to the anniversary of the prior annual meeting must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than 90 days and no later than 60 days prior to the date of the meeting of stockholders or the 10th day following the day on which public announcement of the date of the meeting is first made. As the Company anticipates that the 2017 Annual Meeting of Stockholders will be held on or about May 24, 2017, but has not yet set the date for such meeting, the 2017 Annual Stockholders Meeting would occur more than 30 days before the anniversary of the Annual Meeting, which would require stockholder proposals not made pursuant to Rule 14a-8 to be received by the Company no earlier than February 23, 2017 and no later than March 25, 2017 or no later than the 10th day after we provide notice of the meeting. After determining the date of the 2017 Annual Stockholders Meeting, we will disclose the deadline by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845; or by telephone at 1-800-851-9677. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845; or by telephone at 1-800-851-9677, or, in the case of stockholders holding their stock though a broker or bank, by contacting such broker or bank.

GENERAL

Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

A copy of the Company’s most recent Annual Report on Form 10-K and Code of Business Conduct and Ethics Policy is available on the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this proxy statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding printed proxy materials by mail to beneficial owners; and

•	Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

BY ORDER OF THE BOARD OF DIRECTORS

Sean W. Schembri
Corporate Secretary
InfuSystem Holdings, Inc.

Appendix A

INFUSYSTEM HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

Article 1. Purpose

The purpose of the InfuSystem Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide employees of InfuSystem Holdings, Inc. (the “Company”) and its subsidiaries with an opportunity to become owners of the Company by purchasing shares of the Company’s common stock through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall be construed accordingly.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Account” means a bookkeeping account maintained for a Participant under the Plan.

2.2 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations thereunder and to successor provisions.

2.3 “Committee” means the Compensation Committee of the Board of Directors of the Company.

2.4 “Compensation” means the base salary or base wage paid to a Participant by the Company or Subsidiary prior to applicable tax or other withholdings, including any elective contributions to a plan described in Sections 125 or 401(k) of the Code, during the applicable pay period.

2.5 “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (A) any person or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other that the Company or any of its affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3 as promulgated under the Exchange Act), directly or indirectly, in one or a series of transactions, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company and two-thirds of the board of directors has not consented to such event prior to its occurrence or within 60 days thereafter, provided that if the consent occurs after the event it shall only be valid for purposes of this definition if a majority of the consenting board is comprised of directors of the Company who were such immediately prior to the event; (B) any closing of a sale of all or substantially all of the assets of the Company other than to one or more of the Company’s affiliates, and two-thirds of the board of directors has not consented to such event prior to its occurrence or within 60 days thereafter, provided that if the consent occurs after the event it shall only be valid for purposes of this definition if a majority of the consenting Board is comprised of directors of the Company who were such immediately prior to the event; or (C) within 12 months after a tender offer or exchange offer for voting securities of the Company (other than by the Company) the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the board.

2.6 “Employee” means any individual who is an employee of the Company or of any Subsidiary and whose customary employment with the Company is more than 20 hours per week or more than five (5) months in any calendar year (within the meaning of Sections 423(b)(4)(B) and (C) of the Code, respectively). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company; provided, however, where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave. Employee shall not include any individual who is not an employee of the Company or of any Subsidiary 30 days prior to the Offering

Date, or as of such other date prior to the Offering Date, not to exceed 60 days, as determined by the Committee. Employee shall not include any employee in a jurisdiction outside of the United States if, as of the Offering Date, the Offering would not be in compliance with the applicable laws of any jurisdiction in which the employee resides or is employed.

2.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.8 “Fair Market Value” with respect to the Shares, as of any date, means (i) the closing sales price of the Shares on the New York Stock Exchange or any other such exchange on which the Shares are traded, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) in the event there is no public market for the Shares, the fair market value as determined, in good faith, by the Committee in its sole discretion.

2.9 “Offering” means the grant of the right to purchase Shares under the Plan to Employees as authorized by the Committee. The Committee may authorize consecutive Offerings at one time.

2.10 “Offering Date” means the date selected by the Committee for an Offering to commence and as of which the right to purchase Shares pursuant to the Offering are granted to Participants.

2.11 “Offering Period” means a period of six (6) months, or such other period (not to exceed twelve (12) months) as determined by the Committee with respect to an Offering, during which funds may be accumulated in a Participant’s Account by means of payroll deductions for the purpose of purchasing Shares under the Offering.

2.12 “Participant” means an Employee who elects to participate with respect to an Offering, pursuant to the provisions of Section 6.2 and who has authorized payroll deductions pursuant to Section 6.3.

2.13 “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.14 “Purchase Date” means the date as of which purchases of Shares are carried out for Participants in accordance with the Offering (which shall be the last day of the Offering Period, unless otherwise determined by the Committee with respect to an Offering).

2.15 “Shares” means shares of common stock, $0.0001 par value, of the Company.

2.16 “Subsidiary” means a subsidiary of the Company as defined under Section 424(f) of the Code.

Article 3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or desirable for the administration of the Plan.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any Employee, and any designated beneficiary.

3.3 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Subsidiary, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to administer the Plan.

3.4 No Liability. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

Article 4. Shares Available for Awards.

4.1 Shares Available. Subject to adjustment as provided in Section 4.2, the number of Shares which may be sold under the Plan shall not exceed 550,000 Shares. The Committee may specify the number of Shares to be offered in an Offering. In the event that any Shares offered in an Offering are not purchased, such unpurchased Shares may again be sold under the Plan.

4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem appropriate, make such equitable adjustments in the Plan, and the then outstanding Offering, as it deems necessary and appropriate, including, but not limited to, changing the number of Shares reserved under the Plan and the price of the current Offering.

4.3 Source of Shares; No Fractional Shares. Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued Shares. Any issuance of authorized but unissued Shares shall be approved by the board of directors of the Company or a duly authorized committee thereof. Authorized but unissued Shares may not be delivered under the Plan if the purchase price thereof is less than the par value of the Shares. No fractional Shares may be purchased or issued under the Plan.

4.4 Oversubscription. If the number of Shares that Participants become entitled to purchase in an Offering is greater than the number of Shares offered in the Offering or remaining available, the available Shares shall be allocated by the Committee among such Participants in such manner as it deems fair and equitable.

Article 5. Eligibility. All Employees (including Employees who are directors) of the Company or of any Subsidiary will be eligible to participate in the Plan, in accordance with such rules as may be prescribed by the Committee from time to time; provided, however, that such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Sections 423(b)(3), (4) and (5) of the Code). During an Offering Period, no Employee may participate under the Plan if such Employee would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Employee, and Shares which the Employee would be permitted to purchase under the current Offering Period shall be treated as Shares owned by the Employee.

Article 6. Participation and Offerings.

6.1 Committee Authorization. The Committee may authorize one or more Offerings to Employees to purchase Shares under the Plan. The Committee may at any time suspend an Offering if required by law or if the Committee determines in good faith that it is in the best interests of the Company. Each Offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate and which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan.

6.2 Enrollment. An Employee may become a Participant with respect to an Offering by providing a form of enrollment (“Enrollment Form”) to the Company in accordance with applicable Plan procedures specified by the Committee. If an Employee elects to become a Participant for an Offering Period, he or she will remain a Participant for successive Offering Periods (subject to any subsequent withdrawal under Section 6.7 or Article 8) unless the Employee notifies the Company, in accordance with applicable Plan procedures specified by the Committee, prior to the Offering Date of such succeeding Offering that the Employee elects not to be a Participant with respect to such Offering.

6.3 Minimum and Maximum Payroll Deduction. A Participant’s Enrollment Form will authorize specified regular payroll deductions on each payroll date during the Offering Period. Subject to Section 6.4, payroll deductions for such purpose shall be in one percent (1%) increments of Compensation subject to a minimum deduction of one percent (1%) of Compensation per pay period and a maximum deduction of ten percent (10%)% of Compensation per pay period or such other maximum percentage as specified by the Committee in the Offering. The payroll deduction percentage of a Participant with respect to an Offering if the Participant automatically becomes a Participant in the Offering as provided in Section 6.2 will be the percentage in effect for the last pay period of the immediately preceding Offering, subject to Section 6.6.

6.4 $25,000 Maximum. Notwithstanding any provision in the Plan to the contrary, no Employee may purchase Shares under this Plan and any other qualified employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company or its Subsidiaries at a rate which exceeds Twenty-five Thousand Dollars ($25,000) of Fair Market Value of Shares for each calendar year in which a purchase is executed. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date of the applicable Offering.

6.5 Participant Accounts. The Company and Participating Subsidiaries will establish Participant Accounts to which will be credited the payroll deductions authorized pursuant to Section 6.3. No interest shall be earned by or credited to any Account. All payroll deduction amounts credited to a Participant’s account under the Plan will be deposited with the general funds of the Company and may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deduction amounts.

6.6 Payroll Deduction Changes. A Participant may, by written notice at any time during the Offering Period, direct the Company or the Subsidiary to reduce or increase payroll deductions, subject to a maximum of one change per Offering Period or such other number of changes as determined by the Committee with respect to an Offering in compliance with Section 423(b)(5) of the Code. Subject to other procedures established by the Committee, any such change (including a change to be effective for the immediately succeeding offering period) shall be made on a new Enrollment Form with the Company not less than 15 days prior to the effective date of such change.

6.7 Participant Withdrawals; Suspensions. A Participant may, no later than 15 days prior to a Purchase Date with respect to an Offering, elect to withdraw all of the amount credited to his or her Account, or a portion of the amount credited to his or her Account to the extent authorized by the Committee with respect to an Offering in compliance with Section 423(b)(5) of the Code. Any withdrawal of the entire amount credited to a Participant’s Account with respect to an Offering will terminate such Participant’s participation in the Offering. If a Participant is also a participant in a 401(k) plan maintained by the Company or any Subsidiary and receives a hardship distribution under such 401(k) plan, the Participant’s payroll deductions under this Plan shall be suspended for a period of six (6) months from the date of the hardship distribution.

6.8 Purchase. As of each Purchase Date, the Account of each Participant shall be totaled. If a Participant’s Account contains sufficient funds to purchase one or more Shares as of that date, the Participant shall be deemed to have purchased the largest number of Shares that can be purchased by the amount credited to the Participant’s Account at the price determined under Article 7 below. Notwithstanding the preceding sentence, the maximum number of Shares that a Participant may purchase in an Offering shall be $25,000 divided by the Fair Market

Value of a Share on the Offering Date. A Participant’s Account will be charged, on the Purchase Date, for the amount of the purchase, and for all purposes under the Plan, the Participant shall be deemed to have purchased the Shares on that date. As promptly as possible after the Purchase Date, the Company shall transfer (including, but not limited to, a transfer by electronic transaction) the Shares so purchased to the Participant’s Account to be held on behalf of the Participant (or the Participant and a joint owner as designated by the Participant in accordance with applicable law). The Company may in its discretion issue Shares in certificate or book entry form. Upon the death of a Participant, Shares in the Participant’s Account that do not pass to a joint owner in accordance with applicable law will be distributed to the Participant’s designated beneficiary or estate.

6.9 Insufficient Payroll Deduction. If for any reason a Participant’s Compensation is insufficient to cover a payroll deduction on a particular payroll date, then no payroll deduction will be made on that date. The payroll deduction in effect for the Participant will resume on the next payroll date as of which the Participant’s Compensation is sufficient to cover such payroll deduction, but the payroll deduction or deductions missed under the preceding sentence will not be deducted on any future payroll date.

6.10 Account Balance after Purchase. Any amount remaining in a Participant’s Account after the Purchase Date of an Offering shall be held in the Participant’s Account for the purchase of Shares in the next Offering subject to the Participant’s withdrawal of such amount under Section 6.7.

Article 7. Purchase Price. The purchase price of a Share on a Purchase Date with respect to an Offering shall be designated by the Committee in the Offering and shall not be less than the lesser of: (a) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date, or (b) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date of the applicable Offering Period.

Article 8. Termination of Employment. If a Participant ceases to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s Account during the Offering Period, but not yet used, shall be returned to the Participant in cash or, in the case of his or her death, shall be paid in cash to the Participant’s designated beneficiary or estate.

Article 9. Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, laws of descent and distribution, or beneficiary designation) by a Participant, and during a Participant’s lifetime any rights granted to the Participant under the Plan shall be exercisable only by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, and the Company will treat such act as an election to withdraw Participant’s entire Account in accordance with Section 6.7.

Article 10. Corporate Transactions. In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume the rights to purchase Shares outstanding under the Plan or may substitute similar rights for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such rights to purchase Shares or does not substitute similar rights for rights to purchase Shares outstanding under the Plan, then, in the discretion of the Committee, the Participants’ Accounts may be either paid in cash or used to purchase Shares under the Offering within five (5) days prior to the Corporate Transaction.

Article 11. General Provisions.

11.1 Amendments. The Committee may, from time to time, amend or discontinue the Plan; provided, however, that approval of the shareholders shall be sought to the extent required for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

11.2 No Right to Employment. A Participant’s right to purchase Shares under the Plan shall not be construed as giving such Participant the right to be retained in the employment of the Company or any

Subsidiary. Further, the Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in the Plan.

11.3 No Rights as Shareholder. Subject to the provisions of the Plan, no Participant or holder or beneficiary of any purchase shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares have been purchased pursuant to Section 6.8.

11.4 Obligatory Status. Participation in the Plan shall impose no obligation upon a Participant to purchase any Shares under the Plan.

11.5 Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to purchases under the Plan will be used for general corporate purposes.

11.6 Severability. If any provision of the Plan becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person, or would disqualify the Plan or any purchase under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Plan shall remain in full force and effect.

11.7 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

11.8 Other Laws. The Committee may refuse to issue or transfer any Shares if, acting in its sole discretion, it determines that the issuance or transfer of such Shares might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover any amounts under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the purchase of such Shares shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Plan provision shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

11.9 Shareholder Approval. This Plan shall not be effective until approved by the shareholders of the Company as provided in Section 423(b)(2) of the Code.

11.10 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

InfuSystem Holdings, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST on the day prior to the shareholder meeting.

Vote by Internet
•	Go to www.investorvote.com/INFU
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:	01 - David Dreyer 04 - Scott Shuda	02 - Gregg Lehman 05 - Eric Steen	03 - Ryan Morris 06 - Joseph Whitters	É

☐	Mark here to vote	☐	Mark here to WITHHOLD	☐	For All EXCEPT - To withhold authority to vote for any
	FOR all nominees		vote from all nominees		nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain

2.	Advisory vote regarding executive compensation	☐	☐	☐

4.	Ratification of the appointment of BDO USA, LLP as the registered independent public accounting firm for the fiscal year ending December 31, 2016	☐	☐	☐

		For	Against	Abstain

3.	Approval of an amendment to increase the shares reserved for issuance under the Employee Stock Purchase Plan	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	É
02EJ1B

The Proxy Statement and 2015 Annual Report are available at:

http://www.InfuSystem.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — INFUSYSTEM HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

WEDNESDAY, SEPTEMBER 7, 2016

The undersigned hereby appoints Eric K. Steen and Sean W. Schembri and each of them, as proxies, each with full power of substitution, for and on behalf of the undersigned authorizes them to represent and to vote, as directed and permitted herein, all shares of InfuSystem Holdings, Inc. Common Stock held of record by the undersigned at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held on Wednesday, September 7, 2016 at 9:00 a.m. (Central Time) at the offices of InfuSystem Holdings, Inc., located at 11130 Strang Line Rd., Lenexa, KS 66215, and at any adjournments or postponements thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR THE ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION, (III) FOR THE APPROVAL OF AN AMENDMENT TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN, AND (IV) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Please sign, date and return promptly in the enclosed envelope.

(Continued and to be marked, dated and signed, on the other side)

InfuSystem Holdings, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:	01 - David Dreyer 04 - Scott Shuda	02 - Gregg Lehman 05 - Eric Steen	03 - Ryan Morris 06 - Joseph Whitters	É

☐	Mark here to vote	☐	Mark here to WITHHOLD	☐	For All EXCEPT - To withhold authority to vote for any
	FOR all nominees		vote from all nominees		nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	Advisory vote regarding executive compensation	☐	☐	☐

4.	Ratification of the appointment of BDO USA, LLP as the registered independent public accounting firm for the fiscal year ending December 31, 2016	☐	☐	☐

		For	Against	Abstain
3.	Approval of an amendment to increase the shares reserved for issuance under the Employee Stock Purchase Plan	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	É
02EJ2B

The Proxy Statement and 2015 Annual Report are available at:

http://www.InfuSystem.com

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — INFUSYSTEM HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

WEDNESDAY, SEPTEMBER 7, 2016

The undersigned hereby appoints Eric K. Steen and Sean W. Schembri and each of them, as proxies, each with full power of substitution, for and on behalf of the undersigned authorizes them to represent and to vote, as directed and permitted herein, all shares of InfuSystem Holdings, Inc. Common Stock held of record by the undersigned at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held on Wednesday, September 7, 2016 at 9:00 a.m. (Central Time) at the offices of InfuSystem Holdings, Inc., located at 11130 Strang Line Rd., Lenexa, KS 66215, and at any adjournments or postponements thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR THE ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION, (III) FOR THE APPROVAL OF AN AMENDMENT TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN, AND (IV) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Please sign, date and return promptly in the enclosed envelope.

(Continued and to be marked, dated and signed, on the other side)